Exhibit 99.1

Phathom Pharmaceuticals Reports Third Quarter 2024 Financial Results and Provides Business Updates

•	Net revenues of $16.4 million reported for the third quarter 2024 compared to $7.3 million in the second quarter 2024, over 120% sequential quarterly increase

•	Over 143,000 prescriptions filled for VOQUEZNA® (vonoprazan) products, launch to date, a 138% increase since last quarterly report

•	Commercial access for VOQUEZNA tablets expanded, now covering over 80% of U.S. commercial lives

•	Management to host conference call today, November 7, 2024, at 8:30 am ET

FLORHAM PARK, N.J., November 7, 2024 — Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal (GI) diseases, today reported financial results for the third quarter of 2024, and provided recent business updates.

“We are thrilled with Phathom’s progress over the past quarter, particularly the strong and continued momentum of the commercial launch for our first-in-class gastroesophageal reflux disease (GERD) treatment, VOQUEZNA,” said Terrie Curran, President and CEO of Phathom. “Demand from physicians and patients has been robust, and favorable payer coverage continues to expand, now reaching over an estimated 120 million U.S. commercially covered lives. These positive trends in prescription data, market sentiment, and patient access validate our launch strategies and reinforce our confidence in the potential of VOQUEZNA to displace standard of care proton pump inhibitors (PPIs). The recent approval for Non-Erosive GERD has greatly expanded our market opportunity, and the strong demand highlights the high unmet need in GERD treatment. Additionally, our successful $130 million equity raise further strengthens our ability to invest in the growth of the brand and we believe we remain well-positioned to deliver on VOQUEZNA’s blockbuster opportunity.”

Recent Business Highlights and Third Quarter 2024 Results:

VOQUEZNA Launch Progress:

•

VOQUEZNA’s commercial momentum continues to accelerate, bolstered by the July 2024 label expansion to include Non-Erosive GERD. Total filled prescriptions grew steadily throughout the third quarter, underscoring strong market adoption and positive feedback from both healthcare providers and patients. Launch to date through October 25, 2024, over 143,000 prescriptions for VOQUEZNA tablets, VOQUEZNA TRIPLE PAK®, and VOQUEZNA DUAL PAK® have been filled through both retail pharmacies and patient support at BlinkRx, an increase of 138% compared to 60,000 filled prescriptions as of the company’s last quarterly report. The sequential growth of prescriptions filled in the third quarter 2024 nearly doubled with over 69,000 prescriptions for VOQUEZNA products filled, compared to approximately 35,000 filled prescriptions in the second quarter 2024.

•

As the launch progresses, VOQUEZNA’s prescriber base continues to expand with the number of VOQUEZNA prescribers growing to more than 13,600 cumulative prescribers as of October 18, 2024, up from 8,200 writers since the company’s last quarterly report, an increase of over 65%.

•	Phathom has secured broad and favorable commercial coverage for VOQUEZNA, with access now expanded to over an estimated 120 million covered lives, representing over 80% of U.S. commercial lives.

Recent Business and Regulatory Highlights:

•	New data from multiple studies for first-in-class treatment VOQUEZNA were presented at the American College of Gastroenterology (ACG) 2024 Annual Meeting, held October 25-30 in Philadelphia, PA:

•

A new analysis of data from the Phase 2 PHALCON-NERD-201 trial assessing additional clinical outcomes related to the efficacy of investigational As Needed (On-Demand) VOQUEZNA dosing compared to placebo for relieving episodic heartburn in Non-Erosive GERD patients following a 4-week daily VOQUEZNA run-in period was presented by Ronnie Fass, M.D. This research was recognized with the ACG Outstanding Research Award and highlighted the potential for transitioning from daily VOQUEZNA treatment to As Needed dosing of VOQUEZNA, showing symptom improvement within one hour of VOQUEZNA administration and sustained low heartburn burden in patients who switched to As Needed treatment after achieving control with daily use.

•

In a poster presentation recognized with ACG’s prestigious Presidential Poster Award, an exploratory analysis from Phathom’s Phase 3 Non-Erosive GERD study assessed the common yet infrequently evaluated nocturnal symptoms among Non-Erosive GERD patients. Patients with nighttime GERD prior to VOQUEZNA treatment reported significant and meaningful relief with VOQUEZNA daily dosing, further underscoring VOQUEZNA’s potent and long-lasting acid suppression and potential in addressing both daytime and nighttime heartburn.

•

Phathom’s recent launch of VOQUEZNA for Non-Erosive GERD has begun to generate real-world data which is being reviewed to understand consumer usage patterns and prescribing habits of healthcare providers. These insights will help assess the value and potential timing for advancing a separate Phase 3 program to validate the As Needed dosing of VOQUEZNA for active heartburn episodes, building on the positive results from the company’s prior Phase 2 study.

•

Phathom is in the final stages of obtaining FDA feedback on the Phase 2 study and program investigating VOQUEZNA as a potential treatment for Eosinophilic Esophagitis (EoE) in adults and adolescents, with plans to now initiate the program in the first half of 2025.

Third Quarter 2024 Financial Results:

•

Revenue: Net revenues for the third quarter 2024 were $16.4 million related to sales of VOQUEZNA, VOQUEZNA TRIPLE PAK, and VOQUEZNA DUAL PAK. There were no revenues for the third quarter 2023 due to the launch of VOQUEZNA taking place in the fourth quarter 2023.

•

Research and development (R&D) expenses: R&D expenses for the third quarter 2024 were $8.7 million, a decrease of $3.6 million compared to $12.3 million for the third quarter 2023. The decrease was a result of lower clinical trial expenses due to the wrap-up of activities related to the PHALCON-NERD-301 daily dosing study.

•

Selling, general and administrative (SG&A) expenses: SG&A expenses for the third quarter 2024 were $76.1 million, an increase of $52.7 million compared to $23.4 million for the third quarter 2023. The increase was a result of higher personnel costs and increased activity related to the ongoing buildout of commercial infrastructure and marketing activity in support of the launch of VOQUEZNA products.

•

Net loss: Net loss for the third quarter 2024 was $85.6 million, compared to $43.2 million for the third quarter 2023. Third quarter 2024 net loss included a non-cash charge related to stock-based compensation of $5.6 million compared to $6.1 million for the third quarter 2023. Non-GAAP adjusted net loss for the third quarter 2024 was $67.9 million compared to $30.8 million for the same period in 2023. These non-GAAP adjusted net losses, more fully described below under “Non-GAAP Financial Measures,” exclude non-cash stock-based compensation charges, non-cash interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and interest expense related to the amortization of debt discount on our term loan. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

•	Cash and cash equivalents: As of September 30, 2024, cash and cash equivalents were $334.7 million. Up to an additional $125 million is also available under the Company’s term loan with Hercules.

•

Cash runway: Based on its current cash resources, operating plan, estimated product revenues, and potential funds available under its existing term loan, the company believes these resources will be sufficient to fund operations and enable Phathom to achieve cash flow positivity.

Conference Call and Webcast

Phathom will host a conference call and webcast to discuss its third quarter financial results and business highlights today, November 7, 2024, at 8:30 am ET. A live webcast will be available on the investors page of Phathom’s website under Events & Presentations. A replay of the webcast will be available following the completion of the event and will be archived for up to 90 days.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain non-GAAP financial measures. In particular, Phathom has provided non-GAAP adjusted net loss and adjusted net loss per share, adjusted to exclude the items below. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Phathom believes the presentation of non-GAAP adjusted net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. These measures exclude (i) non-cash stock-based compensation, which is substantially dependent on changes in the market price of common shares, (ii) interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and (iii) interest expense related to the amortization of debt discount on our term loan.

Phathom believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding Phathom’s results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of Phathom’s ongoing operating performance and are better able to compare Phathom’s performance between periods. In addition, these non-GAAP financial measures are among those indicators Phathom uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

About Phathom Pharmaceuticals, Inc.

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB) that is currently marketed in the United States as VOQUEZNA® (vonoprazan) tablets for the treatment of heartburn associated with Non-Erosive GERD in adults, the healing and maintenance of healing of Erosive GERD in adults and relief of associated heartburn, in addition to VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the timing of commencement of the Phase 2 EoE study, our plans with respect to the value and potential timing for a separate Phase 3 program to validate As Needed dosing of VOQUEZNA for active heartburn episodes, the potential that VOQUEZNA can displace standard of care PPIs, and address unmet needs in GERD treatment, the availability of additional funds under our term loan agreement, future growth in demand and our ability to secure additional commercial coverage for our products, and our ability to achieve cash flow positivity. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Phathom’s business, including, without limitation: we may not be able to successfully commercialize VOQUEZNA, VOQUEZNA TRIPLE PAK and VOQUEZNA DUAL PAK, which will depend on a number of factors including coverage and reimbursement levels from governmental authorities and health insurers as well as market acceptance by healthcare providers; we may use our capital resources sooner than expected, or our operating plan may overestimate our expected product revenues, which could require us to reduce expenses or raise additional capital sooner than expected; the inherent risks of clinical development of vonoprazan; Phathom’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Phathom’s ability to obtain and maintain intellectual property protection and non-patent regulatory exclusivity for vonoprazan; Phathom’s estimates regarding patient population and commercial coverage could prove to be inaccurate; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

© 2024 Phathom Pharmaceuticals. All rights reserved.

VOQUEZNA, VOQUEZNA DUAL PAK, VOQUEZNA TRIPLE PAK, Phathom Pharmaceuticals, and their respective logos are registered trademarks of Phathom Pharmaceuticals, Inc.

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Selected Condensed Balance Sheets

(in thousands)

(unaudited)

	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$334,678	$381,393
Total assets	$387,044	$413,842
Total liabilities	$574,156	$486,601
Total stockholders’ deficit	$(187,112)	$(72,759)

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Product revenue, net	$16,352	$—	$25,588	$—
Cost of revenue	2,356	—	4,158	—

Gross profit	13,996	—	21,430	—
Operating expenses:
Research and development	8,693	12,263	25,499	36,505
Selling, general and administrative	76,099	23,396	213,981	60,932

Total operating expenses	84,792	35,659	239,480	97,437

Loss from operations	(70,796)	(35,659)	(218,050)	(97,437)

Other income (expense):
Interest income	3,711	2,720	11,648	4,528
Interest expense	(18,484)	(10,107)	(53,416)	(28,939)
Other expense, net	(8)	(197)	(57)	(174)

Total other expense	(14,781)	(7,584)	(41,825)	(24,585)

Net loss and comprehensive loss	$(85,577)	$(43,243)	$(259,875)	$(122,022)

Net loss per share, basic and diluted	$(1.32)	$(0.76)	$(4.29)	$(2.48)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	($85,577)	($43,243)	($259,875)	($122,022)
Stock-based compensation expense (A)	5,635	6,140	17,360	20,441
Non-cash interest on revenue interest financing liability	11,503	5,715	35,012	16,265
Interest expense related to amortization of debt discount	589	542	1,563	1,311

Non-GAAP adjusted net loss	($67,850)	($30,846)	($205,940)	($84,005)
Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	($1.32)	($0.76)	($4.29)	($2.48)
Stock-based compensation expense (A)	0.08	0.11	0.28	0.41

Non-cash interest on revenue interest financing liability	0.18	0.10	0.58	0.33
Interest expense related to amortization of debt discount	0.01	0.01	0.03	0.03

Non-GAAP net loss per share — basic and diluted	($1.05)	($0.54)	($3.40)	($1.71)

Weighted-average shares of common stock outstanding, basic and diluted	64,627,847	56,782,379	60,543,545	49,265,321

(A) Stock-based compensation consists of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Research and development	1,296	1,397	3,876	4,977
Selling, general and administrative	4,339	4,743	13,484	15,464